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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549

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                                       FORM 8-K

                                    CURRENT REPORT



        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 17, 1998
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                   NYLIFE STRUCTURED ASSET MANAGEMENT COMPANY LTD.
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                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


TEXAS                            33-43870                 13-3641944
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(State or other jurisdiction of  (Commission File Number) (I.R.S. Employer
incorporation or organization)                            Identification Number)


     51 Madison Avenue, Room 1700, New York, New York     10010
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         (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (212) 576-6456
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ITEM 2 - DISPOSITION OF ASSETS

On February 17, 1998, NYLIFE Structured Asset Management Company Ltd. ("SAMCO") sold to WestSec, Inc. ("WestSec") for $15,107,145, the security alarm monitoring contracts and related assets which constituted the collateral securing SAMCO's Series A Notes. The transaction was consummated pursuant to the Operational Services Agreement dated November 15, 1991 between SAMCO and Westinghouse Electric Corporation, as amended, and the Indenture dated as of July 15, 1992, as supplemented, between SAMCO and United States Trust Company of New York, as trustee. A portion of the proceeds of the sale were used to pay all outstanding principal and accrued interest on the Series A Notes on February 17, 1998, the maturity date of such Notes.

Concurrent with the sale, SAMCO and WestSec instructed The Chase Manhattan Bank to reduce the letter of credit to $54,338,000 in accordance with its terms.


ITEM 7 - FINANCIAL STATEMENT, PRO FORMA
         FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits

               1. Accounts Purchase Agreement dated February 17, 1998 between WestSec, Inc. and NYLIFE Structured Asset Management Company Ltd.


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                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              NYLIFE Structured Asset Management Company Ltd


Date: March 6, 1998
                                   By:  /s/ Kevin M. Micucci
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                                        Kevin M. Micucci
                                      President (Principal Executive,
                                      Financial and Accounting Officer)


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